EXHIBIT 3.133


                                 LIST OF SUBSIDIARIES

                                                                 Percentage of
                                                               Voting Securities
                                           Incorporated Under  Owned By Immediate
   Name of Subsidiary                          Laws of              Parent
   ------------------                      ------------------   ------------------

   Connecticut Natural Gas Corporation (1) Connecticut               100%
      CNG Realty Corp.                     Connecticut               100%
      The Greenwich Gas System, Inc. (2)   Connecticut               100%
      The Energy Network, Inc.("TEN")(3)   Connecticut               100%
         The Hartford Steam Company        Connecticut               100%
         ENServe, Incorporated             Connecticut               100%
         ENI Gas Services, Inc.            Connecticut               100%
         TEN Transmission Company          Connecticut               100%


   (1) CNG Realty Corp., The Greenwich Gas System, Inc. and The Energy Network, Inc. are wholly owned subsidiaries of Connecticut Natural Gas Corporation.

   (2)  The Greenwich Gas System, Inc.:  inactive.

   (3) Formerly Energy Networks, Inc. - The Hartford Steam Company, ENServe, Incorporated, ENI Gas Services, Inc. and TEN Transmission Company, formerly ENI Transmission Company, are wholly owned subsidiaries of TEN.